Exhibit (23)


		  CONSENT OF INDEPENDENT ACCOUNTANTS

	We consent to the incorporation by reference into the Registration Statements on Form S-3 (No. 33-44376) and Forms S-8 (No. 33-44373, 33-44374
and 33-44375) of Mercantile Bankshares Corporation of our report dated January 22, 1997, on our audit of the consolidated financial statements of Mercantile Bankshares Corporation and Affiliates as of December 31, 1996, and 1995 and for each of the three years in the period ended December 31, 1996, 1995 and 1994, which report is included in this Form 10-K.


		COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
March 27, 1997